                                                                  EXHIBIT (j)(3)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 55 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) on behalf of Eaton Vance Greater India Fund of our report dated February 12, 1999, relating to the Fund referenced above and of our report dated February 12, 1999, relating to South Asia Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the caption "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


April 22, 1999
Boston, Massachusetts